Exhibit 10(f)
-------------





                       HUNTINGTON BANCSHARES INCORPORATED


                      LONG-TERM INCENTIVE COMPENSATION PLAN

            As Amended and Restated, Effective for Performance Cycles
                      beginning on or after January 1, 1999
                 (including amendments adopted January 20, 1999)



                             PURPOSE; EFFECTIVE DATE
                             -----------------------

         1.1 The purpose of this Long-Term Incentive Compensation Plan (the "Plan") is to provide incentive for key employees whose sustained performance directly influences the creation of shareholder value.

         1.2 The Plan, as amended, will become effective upon approval by a majority of the votes cast by shareholders of the Corporation at the annual meeting on April 22, 1999, but will relate to Performance Cycles beginning January 1, 1999, and thereafter. No payments will be made under the Plan unless shareholder approval is obtained.

                               DEFINITION OF TERMS

         2.1 As used herein, the following words shall have the meanings stated after them, unless otherwise specifically provided:

                  (a) "AWARD" shall mean any stock or cash incentive award granted to a Participant under the Plan.

                  (b) "BASE SALARY" shall mean the annual cash salary payable to an Officer excluding bonuses, incentive compensation, stock options, employer contributions to pension or benefit plans, and other forms of irregular payments and deferred compensation.

                  (c) "COMMITTEE" shall mean the Compensation and Stock Option Committee of the Board of Directors of the Corporation, which shall be composed of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) as hereinafter defined.

                  (d) "COMMON STOCK" shall mean the shares without par value of common stock of the Corporation, whether presently or hereafter issued.

                  (e) "CORPORATION" shall mean Huntington Bancshares
         Incorporated.

                  (f) "EXTRAORDINARY EVENTS" shall mean (i) asset write-downs,
         (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) capital gains and losses, (vi) special charges in connection with the mergers and acquisitions, and (vii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the applicable year.

                  (f) "OFFICER" shall mean an officer of the Corporation or of a Subsidiary.

                  (g) "PARTICIPANT" shall mean an Officer selected to participate in the Plan in accordance with section 4.1.

                 (h) "PERFORMANCE CYCLE" shall mean the two, three, or four calendar year period designated by the Committee.

                 (i) "QUALIFYING PERFORMANCE CRITERIA" shall mean any one or more of the following performance criteria (either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a period of years, on an absolute basis or relative to a pre-established target to previous years' results or to a designated comparison group, in each case as specified by the Committee): (a) net income, (b) earnings per share, (c) return on equity or return on average equity ("ROAE"), (d) return on assets or return on average assets, (e) operating expenses as a percentage of total revenues (known as the efficiency ratio). In all cases, such amounts will be on either a reported basis or adjusted to exclude the impact of intangible assets and related amortization expense (referred to as "cash basis" or "tangible" results in order to produce the highest Award) whichever will produce the higher Award.

                 (j) "SECTION 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import.

                 (k) "SUBSIDIARY" shall mean a subsidiary of the Corporation of which at least 50% of the voting power is directly or indirectly owned or controlled by the Corporation.

                                 ADMINISTRATION
                                 --------------

         3.1 The Committee shall administer the Plan. The Committee is authorized to interpret and construe the Plan and to adopt such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable. The Committee's interpretations of the

Plan, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties including the Corporation and any person claiming an Award under the Plan.


                                PLAN PARTICIPANTS
                                -----------------

         4.1 Participation in the Plan shall be limited to Officers who are specified by the Committee to be key employees whose performance may, in the opinion of the Committee, significantly contribute to the long-term strategic performance and growth of the Corporation. The Committee shall select those Officers who will participate in the Plan for each Performance Cycle during the first 90 days of the Performance Cycle (or no later than such earlier or later date as may be the applicable deadline for any compensation payable to be considered performance-based pursuant to Section 162(m)) and may select Officers who are hired or promoted during a Performance Cycle to participate for the remainder of the Performance Cycle. Selection to participate in this Plan in any Performance Cycle does not require the Committee to, or imply that the Committee will, select the same person to participate in the Plan in any subsequent Performance Cycle.

                  PERFORMANCE CRITERIA AND GOALS, MAXIMUM AWARD
                  ---------------------------------------------

         5.1 During the first 90 days of each Performance Cycle (or no later than such earlier or later date as may be the applicable deadline for any compensation payable to be considered performance-based pursuant to Section 162(m)), the Committee shall establish written performance goals based on the Qualifying Performance Criteria selected by the Committee for that Performance Cycle. The Committee may select different Qualifying Performance Criteria for different incentive groups. Awards under the Plan shall be based upon the achievement of a performance goal or goals during a Performance Cycle measured by the selected Qualifying Performance Criteria.

         5.2 Awards under the Plan shall be equal to a percentage of a Participant's Base Salary as of December 31 of the last year of a Performance Cycle determined by reference to the attainment of the Corporation's performance goals for that Performance Cycle. The Committee shall adopt a written schedule of potential Awards, expressed as a percentage of Base Salary, during the first 90 days of each Performance Cycle (or no later than such earlier or later date as may be the applicable deadline for any compensation payable to be considered performance-based pursuant to Section 162(m)). Potential Awards may vary among Participants in different incentive groups as determined by the Committee. For an Officer who is selected to participate after the first 90 days of a Performance Cycle, the Award shall be pro-rated based upon the length of time the Officer is a Participant. No Awards shall be paid pursuant to the Plan with respect to a Performance Cycle if the Qualifying Performance Criteria for that Performance Cycle is below the minimum corporate performance goal established by the Committee. Extraordinary Events shall either be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award.

         5.3 Notwithstanding the attainment of specified performance goals, the Committee has the discretion to reduce or eliminate an Award that would otherwise be payable to any Participant based on its evaluation of Extraordinary Events and other factors. The Committee may not increase an Award payable pursuant to the provisions of the Plan. Notwithstanding any other provision of this Plan, the maximum individual Award payable under the Plan with respect to a Performance Cycle shall be $4,000,000 (or the Corporation's Common Stock equivalent), notwithstanding that the Qualifying Performance Criteria for a Performance Cycle may exceed the maximum performance goal.


                                PAYMENT OF AWARDS
                                -----------------

         6.1 Awards will be made under the Plan in the form of shares of Common Stock of the Corporation; provided, however, that the maximum number of shares of Common Stock to be issued after January 1, 1999, shall not exceed 400,000 shares (which number shall be adjusted to reflect future stock splits, stock dividends, or other changes in capitalization of the Corporation); and provided further that any Participant, with the approval of the Committee, may elect to receive up to 50% of his or her Award in cash, whereupon that Participant will be entitled to receive only that number of shares of Common Stock determined as set forth in Section 9.2 or 9.3 hereof. Payment of Awards will be made as soon as practicable following the end of each Performance Cycle; provided that payments will be made only after the Committee has certified in writing, in the minutes of a Committee meeting or otherwise, that applicable performance goals and other material terms of the Plan have been satisfied.

         6.2 Except as provided in Sections 7.2 and 8.1--8.5 hereof, no Award shall be paid to an Officer who is not employed by the Corporation or a Subsidiary on the day the Award is paid.


         6.3 If at the time Participants are to receive payment of Awards, the Corporation or any Participant is prohibited from trading in Common Stock under applicable state or federal securities laws, the Committee may in its discretion withhold distribution of stock until such time as distribution is permitted; or may in its discretion authorize the entire payment to be paid in cash. If distribution of Common Stock is withheld, the Corporation shall make additional cash payments to reflect dividends paid during the period in which distribution was withheld.

         6.4 The Corporation may deduct from any payment made under this Plan all federal, state and local taxes required to be withheld with respect to such payment or may require that the Participant pay to the Corporation an amount equal to any such taxes.

                            TERMINATION OF EMPLOYMENT
                            -------------------------

         7.1 Except as provided in Section 8.1 -- 8.5 hereof, if a Participant's employment is terminated for any reason other than death, disability or retirement prior to receipt of payment of an Award with respect to a Performance Cycle, the Participant shall not receive any payment under the Plan based upon that Performance Cycle.

         7.2 In the event a Participant dies, becomes disabled, or retires before receipt of payment of an Award, as determined in the sole discretion of the Committee, the Committee may authorize payment to the Participant or the Participant's estate or beneficiary in such amount as the Committee deems appropriate.

                      CHANGE IN CONTROL OF THE CORPORATION
                      ------------------------------------

         8.1 In the event of a Change in Control of the Corporation, as hereinafter defined, the provisions set forth below shall apply, and in the event of any conflict between Sections 8.1 - 8.5 and any other section of the Plan, the provisions of Sections 8.1 - 8.5 shall prevail.

         8.2 Within 90 days after the Change in Control occurs, the persons who are Participants immediately prior to the Change in Control shall receive payment of Awards under the Plan in cash determined as follows:

         (a) If the Change in Control occurs before the end of the first year of a Performance Cycle, no payment shall be made with respect to that Performance Cycle.

         (b) If the Change in Control occurs during the second year of a Performance Cycle or thereafter, Participants shall receive the full amount of the Award for that Performance Cycle based upon the Qualifying Performance Criteria, as established by the Committee for that Performance Cycle, determined using all calendar years in such Performance Cycle completed prior to the year of the Change in Control. Notwithstanding the above, if the Change in Control occurs in the second year of a Performance Cycle, the determination of the Qualifying Performance Criteria used in calculating the amount the Award shall include results under the Qualifying Performance Criteria using the calendar year results for the two calendar years immediately preceding the year of the Change in Control.

         8.3 Notwithstanding Section 7.1 hereof, Participants whose employment terminates following a Change in Control, either voluntarily or involuntarily, shall receive payment of Awards in accordance with Section 8.2, unless such termination was pursuant to the commission by the Participant of a felony or an intentional act of fraud, embezzlement, or theft in connection with the Participant's duties to the Corporation.

         8.4 Notwithstanding Section 11.1 of the Plan, after a Change in Control has occurred, neither the Committee nor the Board of Directors of the Corporation shall change the performance levels for a Performance Cycle that began prior to the date the Change of Control occurred or reduce or eliminate any awards otherwise payable to an Officer under this Plan.

         8.5 For purposes of this section, a "Change in Control" of the Corporation shall be deemed to have occurred if and when, after the date hereof, any of the following have occurred:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the

                  "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or

         (b) a majority of the Board of Directors of the Corporation at any time is comprised of other than Continuing Directors (for purposes of this section, the term "Continuing Director" means a director who was either (i) first elected or appointed as a Director prior to the date of this Agreement; or (ii) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

         (c) any event or transaction if the Corporation would be required to report it in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

         (d) Any of the following occurs: (i) a merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 51% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity; (ii) a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation on a consolidated basis; (iii) a liquidation or dissolution of the Corporation;
                  (iv) a
                  reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or
                  (v) a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.


                         PURCHASE AND DELIVERY OF STOCK
                         ------------------------------

         9.1 Common Stock delivered to Participants under the Plan shall be issued by the Corporation or, if the Committee so directs, shall be purchased in the open market by an independent buying agent selected by the Corporation. In no case shall a Participant be entitled to receive a fractional share.

         9.2 In the event that the Common Stock to be delivered hereunder shall be issued by the Corporation, the number of shares to be issued and delivered to each Participant shall be that number of shares which could be purchased at the market price per share of Common Stock of the Corporation with the dollar amount of the Award to be made to that Participant, as provided in Section 5.2, less the amount of such Award that the Participant has elected to receive in cash. The "market price per share" of the Common Stock for purposes of this subsection shall be (1) the average of the highest and lowest sale prices per share quoted in the NASDAQ National Market System, if the shares are so quoted, (2) the mean between the bid and asked prices per share as reported by NASDAQ, if the shares are publicly traded, but are not quoted in the NASDAQ National Market System or listed on a securities exchange, or (3) if the shares are listed on a securities exchange, the average of the high and low prices at which such shares are quoted or traded on such exchange, in each case on the date on which the Committee certifies (in accordance with Section 6.1) that the performance goals and any other material terms were in fact satisfied, or if such date is not a trading day, the next preceding trading day.

         9.3 In the event that the Committee shall determine that the Common Stock to be delivered shall be purchased in the open market, the Committee shall select a buying agent which shall be a licensed securities broker that is not affiliated with the Corporation. The Corporation or a Subsidiary shall pay to the buying agent all Awards under the Plan, except amounts which Participants have elected to receive in cash, for the purchase of Common Stock in open market purchases. The buying agent will perform all functions relating to the purchase of Common Stock and will have complete discretion regarding the timing of purchases; provided that purchases shall be made within thirty days after receipt by the buying agent of funds representing Awards unless such purchases are restricted by federal or state securities laws. The buying agent shall not purchase Common Stock directly from the Corporation. Certificates for Common Stock shall be delivered to Participants promptly after purchases are made.

         9.4 Neither the Corporation nor buying agent shall have any liability to a Participant with respect to the timing of payment of Awards or the timing of purchases of Common Stock.

                            MISCELLANEOUS PROVISIONS.
                            -------------------------

         10.1 GUIDELINES - From time to time the Committee may adopt written guidelines for implementation and administration of the Plan and in conformity with Section 162(m).

         10.2 BINDING UPON SUCCESSORS - The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization which succeeds to substantially all of the assets and/or business of the Corporation. The term Corporation, whenever used in this Plan, shall mean and include any such corporation or organization after such succession.

         10.3 UNFUNDED PLAN, RESTRICTIONS ON TRANSFER - It is intended that the Plan be an "unfunded" plan for incentive compensation. The Committee may authorize the use of Trusts or other arrangements to meet the obligations hereunder, provided, however, that unless the Committee otherwise determines, the existence of such trusts or arrangements are consistent with the "unfunded" status of the Plan. Any benefits to which a Participant or his or her beneficiary may become entitled under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so transfer or encumber such benefits shall be void. This Plan does not give a Participant any interest, lien, or claim against any specific asset of the Corporation. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Corporation.

         10.4 STATUS OF AWARDS UNDER SECTION 162(m) - It is the intent of the Corporation that Awards granted to persons who are Covered Employees within the meaning of Section 162(m) shall constitute "qualified performance-based compensation" satisfying the requirements of Section 162(m). Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m). If any provision of the Plan or any agreement relating to such an Award does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         10.5 DEFERRALS OF AWARDS - A Participant may elect to defer payment of the Participant's Award under the Plan if deferral of an Award under the Plan is permitted pursuant to the terms of a deferred compensation program established by the Committee existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program. Deferred payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payment or the granting or crediting of dividend equivalents in respect of installment or deferred payments in Common Stock of the Corporation.

         10.6 EXPENSES OF PLAN - The costs and expenses of administering the Plan, including brokerage fees and commissions, if any, will be borne by the Corporation.

         10.7 NO EMPLOYMENT RIGHTS - No Participant has any right to be retained in the employ of the Corporation or any Subsidiary by virtue of participation in the Plan.

         10.8 GOVERNING LAW - The Plan shall be governed by and construed according to the laws of the State of Ohio.


                            AMENDMENT AND TERMINATION
                            -------------------------

         11.1 The Corporation may at any time terminate, or from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without shareholder approval unless such approval is required to satisfy the applicable provisions of Section 162(m).